For period ended 06/30/2010
Registrant Name: American Beacon Master Trust
File Number: 811-9098
EXHIBIT 99.906CERT
Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Master Trust (the “Registrant”), each certify to the best of his or her knowledge and belief that:
1. the Registrant’s report on Form N-CSR for the period ended June 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr. Gene L. Needles, Jr.	/s/ Melinda G. Heika Melinda G. Heika
President	Treasurer
American Beacon Master Trust	American Beacon Master Trust
Date: September 13, 2010
A signed original of this written statement required by Section 906 has been provided to American Beacon Master Trust and will be retained by American Beacon Master Trust and furnished to the Securities and Exchange Commission or its staff upon request.